[Letterhead Of Mesirov Gelman Attorneys at Law]



                                                                   EXHIBIT 99.1


(215) 994-1257

                                                          August 20, 1998



Pricewaterhouse Coopers, LLP
2400 Eleven Penn Center
Philadelphia, Pennsylvania  19103-2962

        Re:  ICC Technologies, Inc.
             ----------------------

Gentlemen:

     On behalf of and as counsel for ICC Technologies, Inc. ("ICC"), I enclose herewith a copy of ICC's Current Report on Form 8-K as of August 13, 1998 which will be filed with the Securities and Exchange Commission (the "Commission") on August 20, 1998.

     Pursuant to the requirements of Item 304 of Regulation S-K, ICC hereby requests that you furnish the undersigned with a letter addressed to the Commission stating whether you agree with the statements made by ICC in response to Item 304 and, if not, stating the respects in which you do not agree.

     Please provide the letter to the undersigned as soon as possible (but in any event not later than August 26, 1998) so that the letter may be filed with the Commission within the time period provided in Regulation S-K.

     Should you have any questions concerning this request, please contact the undersigned at (215) 994-1257.

                                              Very truly yours,



                                              /s/ Albert S. Dandridge, III
                                              ---------------------------
                                              Albert S. Dandridge, III

ASD/jw
Enclosure
cc:  John Gross
     ICC Technologies, Inc.